Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121926 of Community Bancorp on Form S-8 of our report, dated February 18, 2005 appearing in this Annual Report on Form 10-K of Community Bancorp for the year ended December 31, 2004.

McGLADREY & PULLEN, LLP

Las Vegas, Nevada
March 24, 2005